Exhibit 4.1
SPECIMEN COMMON STOCK CERTIFICATE

NUMBER C–[ ]	SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS	CUSIP 81726A 209
SENTI BIOSCIENCES, INC.
COMMON STOCK
THIS CERTIFIES THAT [ ] is the owner of fully paid and non-assessable shares of common stock, par value US $0.0001 per share, of Senti Biosciences, Inc., a Delaware corporation (the “Company”), subject to the Company’s certificate of incorporation, as now in effect and as the same may be further amended, supplemented or otherwise modified from time to time and transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.
This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.
Witness the facsimile signatures of its duly authorized officers.

By:
	Chief Executive Officer	Transfer Agent

SENTI BIOSCIENCES, INC.
The Company will furnish without charge to each shareholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.
This certificate and the shares of common stock represented thereby are issued and shall be held subject to all of the provisions of the Company’s certificate of incorporation, as now in effect and as the same may be further amended, supplemented or otherwise modified from time to time, and resolutions of the board of directors of the Company providing for the issue of the shares of common stock (copies of which may be obtained from the Company), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—	Custodian
(Cust) (Minor)
TEN ENT	—	as tenants by the entireties			under Uniform Gifts to Minors Act
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			(State)
Additional abbreviations may also be used though not in the above list.

For value received, hereby sells, assigns and transfers unto
(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))
(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF
ASSIGNEE(S))
Shares of common stock represented by the within Certificate, and does hereby irrevocably constitute and appoint Attorney to transfer the said shares of common stock on the books of the within named Company with full power of substitution in the premises.

Dated:	Notice: The signature(s) to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN
ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE
GUARANTEE MEDALLION PROGRAM, PURSUANT TO
S.E.C. RULE 17Ad-15 UNDER THE SECURITIES
EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE).